EXHIBIT 24(b)(6)

Effective April 1, 1991, AAL Distributors Inc. changed its name to AAL Capital Management Corporation. All references to AAL Distributors Inc. ("Distributor") are now to AAL Capital Management Corporation.

                              THE AAL MUTUAL FUNDS
                             DISTRIBUTION AGREEMENT

This Agreement, made as of the 15th day of June, 1987, between THE AAL MUTUAL FUNDS, a Massachusetts business trust (the "Trust"), and AAL DISTRIBUTORS INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

WHEREAS, the Trust proposes to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act") and it is in the interest of the Trust to offer its classes of shares entitled the Capital Growth Series ("Capital Growth Fund"), the Income Series ("Income Fund") and the Municipal Bond Series ("Municipal Bond Fund") (individually a "Fund" and collectively the "Funds") for sale continuously; and

WHEREAS,  the  Distributor  is registered as a broker-deal  under the Securities
Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of beneficial interest of all series of shares of the Trust "the "Shares"), to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

         NOW, THEREFORE, the parties agree as follows:

     1.   Appointment of Distributor

          The Trust hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Trust's transfer agent in the manner set forth in the prospectus (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company. It is also understood that purchases of shares may be made directly through the Funds' Transfer Agent in the manner set forth in the prospectus.

     2.   Services and Duties of the Distributor

     (a) The Distributor agrees to sell the Shares, as agent for the Trust, from time to time during the term of this Agreement upon the terms described in the Trust's prospectus. As used in this Agreement, the term "prospectus" shall mean the prospectus and statement of additional information included as part of the Trust's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

     (b) Upon commencement of the Trust's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Trust's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the prospectus. The distributor shall not make any short sales of shares.

     (c) The offering price of the Shares shall be the net asset value per share of the Shares (as defined in the Declaration of Trust) and as determined as set forth in the prospectus, plus the sales charge (determined as set forth in the prospectus). The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

     (d) The above-mentioned sales charge shall constitute the entire compensation of the Distributor, except that the Distributor may also be compensated through payments under the Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

     3.   Duties of the Trust

     (a) Maintenance of Federal Registration. The Trust shall, as its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.

     (b)  Maintenance  of "Blue Sky"  Qualifications.  The Trust  shall,  at its expense, use its best efforts to qualify and maintain the qualifications of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

     (c) Copies of Reports and Prospectus. The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of its prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

     4.   Conformity with Applicable Law and Rules

          The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

     5.   Expenses

     (a) The Trust shall bear all costs and expenses of the continuous offering of its Shares in connection with : (i) fees and disbursements of its counsel and independent accountants, (ii) the preparations, filing and printing of any registration statements and/or prospectus required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, prospectus and proxy materials to shareholders and (iv) the qualifications of Shares of the Trust for sale under the securities laws of such states or other jurisdictions as shall be selected by the Trust and the Distributor and the cost and expenses payable to each such state for continuing qualification therein.

     (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with this offering of Shares for sale to the public, including the additional cost of printing copies of the prospectus and of annual and interim reports to shareholders other than copies thereof required for distribution to shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

     6.   Independent Contractor

          In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

     7.   Indemnification

     (a) Indemnification of Trust. The Distributor agrees to indemnify and hold harmless the Trust and each of its present former trustees, officers, employees, representatives and each person, if any, who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out to the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case (i) is the Distributor's indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice to such service on any designated agent.) However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

          The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to endorse any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust and to the defendant or defendants who are entitled to such indemnification. In the event that the Distributor elects to assume the defense of any suit and retain legal counsel, the Trust and the defendant or defendants who are entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

     (b) Indemnification of the Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's trustees, officers, employees or representatives (other than the Distributor), or (ii) may be based upon any untrue statement or alleged untrue statement or a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to made the statements upon information furnished to the Trust by the Distributor. In no case (i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor or person indemnified unless the Distributor or such person, as the case may be, shall have notified in the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent.) However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.

          The Trust shall be entitled to participate, at its own expense, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the Distributor and to the defendant or defendants entitled to such indemnification. In the vent that the Trust elects to assume the defense of any suit and retain legal counsel, the Distributor and the defendant or defendants entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Distributor and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees, or representatives in connection with the issue or sale of an Shares.

     8.   Authorized Representatives

          The Distributor is not authorized by the Trust to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the Securities and Exchange Commission ("SEC") under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other materials as it may deem appropriate. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust.

     9.   Term of Agreement

          The term of this Agreement shall begin on the date first above and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through June 15, 1989. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, and concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the Trust, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     10.  Amendment or Assignment of Agreement

          This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     11.  Termination of Agreement

          This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Trust such action shall have been authorized by resolution of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Trust.

     12.  Miscellaneous

          The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction of effect.

          This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of responsibility for and control of the conduct of the affairs of the Trust.

     13.  Definition of Terms

          Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment" and "affiliated person", as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

     14.  Compliance with Securities Laws

          The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, and 1933 Act and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

     15.  Notices

          Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor or to the Trust at 222 West College Avenue, Appleton, Wisconsin, 54919-0007.

     16.  Governing Law

          This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

     17.  No Shareholder Liability

          The Distributor understands that the obligations of this Agreement are not biding upon any shareholder of the Trust personally, but bind only the Trust's property; the Distributor represents that it has notice of the provisions of the Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


ATTEST:                                      THE AAL MUTUAL FUNDS



/s/ Robert G. Same                           /s/ John H. Pender
-----------------------------                -------------------------------
Robert G. Same, Secretary                    John H. Pender, President



ATTEST:                                      AAL DISTRIBUTORS INC.



/s/ Robert G. Same                           /s/ Rochelle Lamm Wallach
-----------------------------                -------------------------------
Robert G. Same, Secretary                    Rochelle Lamm Wallach, President

              EXHIBIT A TO THE MUTUAL FUNDS DISTRIBUTION AGREEMENT



                    1.   The AAL Capital Growth Fund

                    2.   The AAL Income Fund

                    3.   The AAL Municipal Bond Fund

                    4.   The AAL Money Market Fund

ATTEST:                                      THE AAL MUTUAL FUNDS



/s/ Robert G. Same                           /s/ Rochelle Lamm Wallach
-----------------------------                -------------------------------
Robert. G. Same, Secretary                   Rochelle Lamm Wallach,
                                             Vice President




ATTEST:                                     AAL DISTRIBUTORS INC.



/s/ Maureen A. O'Hern                        /s/Robert G. Same
------------------------------               -------------------------------
Maureen A. O'Hern                            Robert G. Same
Asst. Secretary                              Senior Vice President

                                 AMENDMENT NO. 8
                                       TO
                             DISTRIBUTION AGREEMENT

Effective December 29, 1997, The AAL Mutual Funds Distribution Agreement (the "Agreement") dated June 15, 1987, as amended between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Distributors, Inc.), is further amended as follows:

     1.   Exhibit A to the Agreement is amended to add The AAL Balanced Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 8 is attached and incorporated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be executed by their duly authorized officers.


ATTEST:                                      THE AAL MUTUAL FUNDS



/s/ Robert G. Same                           /s/ Ronald G. Anderson
-----------------------------                -------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson, President


ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



/s/ Robert G. Same                           /s/ Ronald G. Anderson
-----------------------------                -------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson, President

                                    EXHIBIT A
                                       TO
                   THE AAL MUTUAL FUNDS DISTRIBUTION AGREEMENT
                          (EFFECTIVE DECEMBER 29, 1997)

1.    The AAL Capital Growth Fund

2.    The AAL Bond Fund

3.    The AAL Municipal Bond Fund

4.    The AAL Money Market Fund

5.    The AAL U.S. Government Zero Coupon Target Fund, Series 2001

6.    The AAL U.S. Government Zero Coupon Target Fund, Series 2006

7.    The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

8.    The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)

9.    The AAL International Fund

10.   The AAL Small Cap Stock Fund

11.   The AAL High Yield Bond Fund

12.   The AAL Balanced Fund